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                                                                      EXHIBIT 21


                           SUBSIDIARIES OF REGISTRANT


1) One Valley Bank, National Association, a national banking association organized under the laws of the United States of America.

2)    One Valley Bank of Huntington, Inc., a West Virginia banking corporation.

3) One Valley Bank of Mercer County, Inc., a West Virginia banking corporation.

4) One Valley Bank-East, National Association, a national banking association organized under the laws of the United States of America.

5)    One Valley Bank of Oak Hill, Inc., a West Virginia banking corporation.

6) One Valley Bank of Ronceverte, National Association, a national banking association organized under the laws of the United States of America.

7)    One Valley Bank, Inc., a West Virginia banking corporation.

8) One Valley Bank of Summersville, Inc., a West Virginia banking corporation.

9)    One Valley Bank-North, Inc., a West Virginia banking corporation.

10) One Valley Bank of Clarksburg, National Association, a national banking association organized under the laws of the United States of America.

11) One Valley Bank-Central Virginia, National Association, a national banking association organized under the laws of the United States of America.

12)   One Valley Square, Inc., a Texas corporation.

13)   One Valley Thrift, Inc., a West Virginia corporation.

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